Exhibit 10.17

ANNEX V
QUOTA SHARE
ENDORSEMENT
TO
FACULTATIVE OBLIGATORY
QUOTA SHARE
RETROCESSIONAL AGREEMENT
(hereinafter referred to as the “Reinsurance Agreement”)
between
PXRE REINSURANCE COMPANY
(hereinafter referred to as the “Company”)
and
PXRE REINSURANCE LTD.
(hereinafter referred to as the “Reinsurer”)

Effective as of July 1, 2004, subject to the approval of the Insurance Department of the State of Connecticut, it is understood and agreed that with respect to risks assumed on all Contracts written by the Company on or after July 1, 2004 that cessions to the Reinsurance Agreement shall no longer be subject to per reinsurance program sub-limits.

Signed in Hamilton, Bermuda, as of July 1, 2004.

PXRE REINSURANCE LTD.

By	/s/ GUY HENGESBAUGH

Name:	Guy D. Hengesbaugh
Title:	President

PXRE REINSURANCE COMPANY

By	/s/ JEFFREY L. RADKE

Name:	Jeffrey L. Radke
Title:	CEO